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                                                                   Exhibit 99(f)

1897i

                             MASTER LEASE AGREEMENT

      MASTER LEASE AGREEMENT NO. 9002MIG399, dated as of April 17, 1990 between American Finance Group, a Massachusetts general partnership having a principal place of business and address for purposes of notice hereunder at Exchange Place, Boston, Massachusetts 02109, Attention: Manager, Lease Financing Group, as Lessor, and General Motors Corporation, a Delaware corporation having a principal place of business and address for purposes of notice hereunder at 3044 West Grand Boulevard, Detroit, Michigan 48202, Attention: Treasurer, as Lessee.

1.    MASTER LEASE.

      This Master Lease Agreement sets forth the terms and conditions that govern the lease by Lessor to Lessee of items of Equipment specified on Rental Schedules executed and delivered by the parties from time to time. Each Rental
Schedule incorporates by reference this Master Lease Agreement and specifies the Lease Term, the amount of Basic Rent, the Payment Dates on which Basic Rent is due, and such other information and provisions as Lessor and Lessee may agree. Each Rental Schedule constitutes a separate and independent lease.

2.    LEASE TERM. LESSEE'S RIGHT TO QUIET ENJOYMENT.

      Each Rental Schedule is for a Lease Term commencing on the date of acceptance of the Equipment for lease and ending on the Expiration Date specified on such Rental Schedule. Lessee cannot, for any reason except as set forth in Sections 5 and 15 of this Master Lease Agreement, terminate the Rental Schedule or suspend payment or performance of any of its obligations thereunder. Subject to there being no Event of Default under the Rental Schedule, Lessee will have quiet possession and use of the Equipment throughout the Lease Term, and Lessor shall defend and protect such quiet possession and use against all persons claiming by, through or under Lessor.

3.    BASIC RENT. NET LEASE. LESSEE'S INDEMNITY. NO WARRANTIES BY LESSOR.

      Basic Rent is payable in the amount specified on the Rental Schedule. All payments of Basic Rent shall be made to Lessor in good funds on the Payment Dates specified in the Rental Schedule. Lessor will deliver invoices to Lessee at least thirty days prior to each Payment Date; invoices received by Lessee in any month shall be paid no later than the 25th of the following month. Basic Rent is net of, and Lessee agrees to pay, and will indemnify and hold Lessor and any assignee of Lessor harmless from and against, all costs (including, without limitation, maintenance, repair and insurance costs), claims (including claims of product liability or strict liability in tort), losses or liabilities relating to the Equipment or its use that are incurred by or asserted against Lessee, any permitted sublessee of Lessee, Lessor or any assignee of Lessor and arise out of matters occurring prior to the return of the Equipment except Lessee shall not indemnify Lessor against any costs, claims, losses or liabilities resulting from Lessor's negligence or misconduct. Lessee's obligations are not subject to defense, counterclaim, set-off, abatement or recoupment, and Lessee waives all rights to terminate or surrender the Rental Schedule, for any reason, including, without limitation,
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defect in the Equipment or nonperformance by Lessor, provided, however, that
Lessee specifically retains the right to seek recourse against Lessor by way of separate action either at law or in equity in the event of nonperformance by Lessor under the Rental Schedule. LESSOR HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE. Lessor will assign to--Lessee all manufacturer or vendor warranties and will cooperate with Lessee in asserting any claims under such warranties.

      Lessee acknowledges that Lessor shall be considered the owner for federal income tax purposes and shall be entitled for federal income tax purposes to claim the deductions for depreciation on the Equipment pursuant to the Modified Accelerated Cost Recovery System under Section 168 of the Internal Revenue Code of 1986, as amended ("Code"). Lessee agrees to fully indemnify Lessor for any loss, disallowance, unavailability or recapture of depreciation as a result of any act, omission, misrepresentation or failure to act by Lessee, any sublessee, or any other person authorized by the Lessee to use or maintain the Equipment. If Lessor shall lose, shall not have the right to claim, or if there shall be disallowed or recaptured, all or any portion of the depreciation as a result of any such act, omission, misrepresentation or failure to act by the Lessee, Lessee shall pay to Lessor as additional rent (a) an amount calculated to cause the Lessor's net after-tax return, to equal the net after-tax return that would have been realized by the Lessor if such disallowance had not occured; provided, however, that upon Lessee's written request and at Lessee's expense, Lessor shall provide to Lessee a letter from a nationally recognized firm of certified public accountants, chosen by Lessor but other than Lessor's regularly engaged firm, to the effect that a disallowance has occured and that the amount of the payment referred to above, determined by Lessor is accurate and proper in accordance with this provision. Such accounting firm shall have access only to such records of Lessor or certificates or affadavits or management as shall be reasonably necessary to provide the letter described above, and in no event shall such accounting firm have access to the tax return of Lessor; and provided further, that such letter shall be binding on Lessee; (b) all interest, penalties, or additions to tax resulting from such loss, disallowance, unavailability or recapture of any of the foregoing, however, excluding any such interest, penalties, or additions to tax due to the acts or omissions of Lessor, Lessor's agents, employees, or representatives. Further, no indemnity shall be payable to the extent that the Lessor shall have suffered such disallowance with respect to all or part of the Equipment as a direct result of the occurance of any of the following events: (i) a transfer or other disposition by the Lessor of any interest in the Equipment, Lease or Schedule invloved or the reduction by the Lessor of its interest in the rentals from the Equipment thereunder unless, in each case, an event of default shall have occurred; (ii) the failure of the Lessor to claim in a timely or proper manner the depreciation benefits pursuant to the Code; (iii) the failure of the Lessor to have sufficient taxable income to benefit from the depreciation, as applicable; (iv) any event requiring the payment of a termination or casualty loss value under the lease, provided that such amount has been paid.

         Upon receipt of written notification by federal taxing authorities of a proposed disallowance or adjustment of any deduction arising from this Lease for which additional rent would be payable by Lessee in accordance with this
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Section 3, Lessor shall promptly notify Lessee of such disallowance. Upon the request of Lessee, within thirty days of Lessor's giving notice of the disallowance, and at Lessee's expense, Lessor shall seek the opinion of independent tax counsel chosen by Lessor, but other than Lessor's regularly engaged firm, and reasonably satisfactory to Lessee, that the basis in law and in fact in favor of allowance of the item or items which are the subject of the disallowance outweighs the basis in law and in fact to the contrary. If such an opinion is received, and if Lessee promptly requests Lessor to do so, then Lessor shall at Lessee's expense contest the disallowance. Lessor agrees to consult in good faith with Lessee concerning the conduct of any such contest, provided, however, that the Lessor shall determine in its sole discretion the nature of all action to be taken to contest such proposed adjustment including
(i) whether any action to such proposed adjustment shall initially be by way of judicial or administrative proceedings, or both, (ii) whether any such proposed adjustment shall be contested by resisting payment thereof, and (iii) if the Lessor shall undertake judicial action with respect to such proposed adjustment, the court or other judicial body before which such action shall be commenced. Subject to its obligation to consult, described above, the Lessor shall have full control over any contest pursuant to this Section 3 and shall not be obligated to appeal an adverse determination by any court. Subject to the following sentence, while a contest is occurring, Lessor and Lessee shall act in good faith and not to the prejudice of the other party. At any time, whether before or after commencing to take the action set forth in this Section 3, the Lessor may decline to take any such action with respect to all or any portion of a disallowance in which a contest is required by notifying the Lessee in writing that the Lessee is relieved of its obligation to indemnify the Lessor with respect to the adjustment or such portion, as the case may be. The Lessor shall not be required to take any action at the request of the Lessee under this
Section 3 unless and until the Lessee (x) shall have agreed to indemnify the Lessor in a manner reasonably satisfactory to the Lessor for any liability or loss which the Lessor may incur as a result of contesting the validity of a disallowance, (y) shall have agreed to pay the Lessor on demand all costs and expenses which the Lessor may incur in connection with contesting such proposed adjustment (including fees and disbursements of counsel), and (z) if the Lessor decides to contest any adjustment by paying the additional tax and suing for a refund, shall have paid to the Lessor an amount equal to the sum on an after-tax basis (taking into account any additional interest, penalties or additions to tax) of any tax, interest, penalties and additions to taxes which are required to be paid by the Lessee under Section 3.

4. USE AND LOCATION OF EQUIPMENT. MAINTENANCE AND REPAIRS. NO LIENS. NO ASSIGNMENT BY LESSEE. LESSEE'S RIGHT TO SUBLEASE.

      The Equipment is to be used exclusively by Lessee in the conduct of its business, only for the purposes for which it was designed and in compliance with all applicable laws, rules and regulations. Lessee will obtain and maintain all necessary licenses, permits and approvals. The Equipment is not to be removed from the location specified on the Rental Schedule except upon prior written notice to Lessor, and in no event may the Equipment be moved to a location outside the continental United States. Lessee will effect all maintenance and repairs necessary to keep the Equipment in good and efficient
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operating condition and appearance, reasonable wear and tear excepted. All maintenance and repairs will be made in accordance with Lessee's current maintenance procedures, and Lessee shall maintain records thereof in accordance with its current practices. Lessee will keep the Equipment and its interest therein free and clear of all liens and encumbrances other than those created by Lessor or arising out of claims against Lessor and not related to the lease of the Equipment to Lessee. The Rental Schedule may not be assigned by Lessee. Lessee may sublease the Equipment only upon prior written notice to Lessor, in which notice Lessee represents and warrants to Lessor that such sublease is for a term not longer than the related Lease Term, is not made to a tax-exempt entity or governmental agency, is specifically made subject to the prior rights of Lessor and its assignees under the Rental Schedule, does not create any obligation on the part of Lessor in favor of such sublessee and does not relieve Lessee of any of its obligations under the Rental Schedule including, without limitation, Lessee's obligations with respect to (a) the payment of Basic Rent and other sums due or to become due, (b) use and maintenance of the Equipment and (c) provisions for the return of the Equipment at the expiration of the Lease Term.

5.    LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT.

      Lessee will bear all risk of loss with respect to the Equipment during the Lease Term and until the Equipment is returned to Lessor. Lessee will notify Lessor promptly in writing if any item of Equipment is lost, stolen, requisitioned by a governmental authority or damaged beyond repair (each a "Casualty"), describing the Casualty in reasonable detail, and will promptly file a claim under appropriate policies of insurance. Lessee may, with the prior written consent of Lessor, replace the Equipment suffering a Casualty with similar items of at least equal value and utility. If Lessee does not replace the Equipment, Lessee will pay to Lessor on the next Payment Date following the Casualty, in addition to Basic Rent and other sums due on that date, an amount equal to the greater of the Casualty Value specified on the Rental Schedule or the fair market value of such Equipment. The Rental Schedule, solely as it relates to the Equipment suffering the Casualty, will terminate and ownership of the Equipment suffering the Casualty, including all claims for insurance proceeds or condemnation awards, will pass to Lessee upon receipt of such payment by Lessor. The fair market value of the Equipment will be determined by agreement of Lessee and Lessor, or, if the parties cannot agree, by an independent equipment appraiser of nationally recognized standing, selected by Lessor and reasonably acceptable to Lessee. The cost of appraisal will be shared equally by Lessee and Lessor.

6.    TAXES AND FEES.

      Lessee agrees to prepare and file all required returns or reports and to pay all sales, use, gross receipts and other taxes, fees, interest, fines or penalties imposed by any governmental authority but only to the extent specifically related to the ownership, leasing, rental, sales, purchase, possession or use of the Equipment, excluding, however, all taxes on or measured in part or entirety by Lessor's net income, gross receipts, or net worth. Lessee shall not be liable for payment of Lessor's Michigan single business tax. Further, Lessee shall not be liable for the payment of any business license fees and occupation taxes, nor any intangible personal
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property taxes. Notwithstanding the foregoing, Lessor will report and pay personal property taxes directly to the taxing authority, and Lessee will reimburse Lessor promptly upon written demand by Lessor. Such written demand by the Lessor shall be made within reasonable proximity to the date of actual payment to the-governmental body or agency; shall be accompanied by a copy of the invoice, if available, indicating the amount due; and shall state the tax base upon which the tax rate is imposed, the appropriate tax rate, the period covered, the taxing authority and the Equipment type and serial number, if applicable, and proof of payment. Notwithstanding any other provisions of this
Section 6, Lessee shall not be liable for any additional taxes, interest, penalties, fines, or other expenses caused by an act or omission of Lessor, its agents, employees or representatives.

      In defending sales, use and personal property tax issues, Lessor or Lessor's tax administration agent, if any, will not discriminate between instances on the basis of who bears the final expense.

      Notwithstanding any of the foregoing, Lessee may in writing request that Lessor contest at the expense of Lessee the validity, applicability, or amount of any Tax upon delivery of an opinion of independent counsel reasonably satisfactory to Lessor that the basis in fact and in law in favor of such contest is greater than the basis in fact and in law to the contrary. Such contest shall proceed in the name of the Lessor and at the expense of Lessee, or in the name of Lessee, if, (i) Lessor consents or, (ii) if the contest may proceed independently of any other tax matter of Lessor or its affiliates (and if permitted by law). The nonpayment of any such contested taxes to the extent of the taxes contested shall not be deemed a default hereunder until final determination of such contest and expiration of any due date established therein; provided, however, Lessee shall pay any tax, or reimburse Lessor for any tax paid, prior to any such contest if such payment either is required as a condition to such contest or is necessary to avoid, in Lessor's reasonable judgement, imposition of a tax lien or a material risk of forfeiture, seizure or other loss of the Equipment, or any interest therein, or the loss of any other property of Lessor or its affiliates.

7.    INSURANCE.

      Lessee agrees to maintain policies of insurance on the Equipment in amounts, against risks and on terms and conditions applicable to other equipment owned or leased by Lessee and similar to the Equipment. Such insurance will at a minimum include (i) physical damage and theft insurance in an amount at least equal to the greater of the Casualty Value set forth on the Rental Schedule or the fair market value of the Equipment and (ii) comprehensive liability insurance in the amount of at least $5,000,000 per occurrence, in each case with deductibles not in excess of $100,000. All policies (A) are to be maintained with insurers reasonably acceptable to Lessor; (B) are to name Lessor and its assignees as loss payees with respect to physical damage and theft and as additional insureds with respect to liability, as their interests may appear; and (C) are to provide that they may not be materially altered or cancelled except upon thirty days prior written notice to Lessor. Lessee agrees to deliver to Lessor such certificates of insurance as Lessor may, from time to time, request. Lessor may hold any insurance proceeds as security for Lessee's performance of its obligations with respect to the Equipment on behalf of which the proceeds were paid and
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the payment of all Basic Rent and other sums then due and unpaid under the
Rental Schedule and will pay such proceeds over to Lessee only upon receipt of satisfactory evidence thereof. Notwithstanding the foregoing, Lessee shall have the right to self-insure against any or all of the foregoing risks.

8.    FINANCIAL STATEMENTS. INSPECTION. REPORTS.

      Upon request of Lessor, Lessee will provide to Lessor copies of Lessee's annual report. If Lessee's obligations are guaranteed by any other party, then Lessee will also provide similar financial information with respect to the Guarantor. Lessor may from time to time, upon reasonable notice and during Lessee's normal business hours, inspect the Equipment and Lessee's records with respect thereto and discuss Lessee's financial condition with knowledgeable representatives of Lessee. Lessee will, if requested but only if Lessee maintains the same in the course of its business, provide a report on the condition of the Equipment, a record of its maintenance and repair, a summary of all items suffering a Casualty, a certificate of no default or such other information or evidence of compliance with Lessee's obligations under the Rental Schedule as Lessor may reasonably request.

9. AGREEMENT FOR LEASE ONLY. IDENTIFICATION MARKS. FINANCING STATEMENTS. FURTHER ASSURANCES.

      Each Rental Schedule is intended to be a true lease and not a lease in the nature of a security agreement. Lessee will affix to the Equipment all notices of Lessor's ownership of the Equipment furnished by Lessor. Lessee will execute and deliver and Lessor may file Uniform Commercial Code financing statements or other similar documents notifying the public of Lessor's ownership of the Equipment and Lessee hereby appoints Lessor as its agent and attorney-in-fact to execute and file the same on its behalf. Lessee agrees to promptly execute and deliver to Lessor such further documents or other assurances, and to take such further action, including obtaining landlord and mortgagee waivers, as Lessor may from time to time reasonably request in order to establish and protect the rights and remedies created by the Rental Schedule.

10.   LATE PAYMENT CHARGES. LESSOR'S RIGHT TO PERFORM FOR LESSEE.

      A Late Payment Charge equal to (A) the greater of 2% per annum above the debt rate charged to Lessor in connection with the financing of its purchase of the Equipment or 2% per annum above the prime or base lending rate of The First National Bank of Boston, as announced from time to time, or (B) if less, the highest rate not prohibited by law, will accrue on any sum not paid when due for each day not paid; provided that Lessor has first given Lessee ten (10) days' written notice of such non-payment. If Lessee fails to duly and promptly pay or perform any of its obligations hereunder, Lessor may itself pay or perform such obligations for the account of Lessee without thereby waiving any default and Lessee will pay to Lessor, on demand and in addition to Basic Rent, an amount equal to all sums so paid or expenses so incurred, plus a Late Payment Charge accruing from the date such sums were paid or expenses incurred by Lessor.
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11.   LESSEE'S OPTIONS UPON LEASE EXPIRATION.

      Lessee has the option at the expiration of the Lease Term, exerciseable with respect to any or all units of Equipment leased pursuant to a Rental Schedule, (i) to return the Equipment to Lessor, (ii) to renew the Rental Schedule at fair rental value for a Renewal Term the length of which shall be determined by agreement of Lessee and Lessor or (iii) to purchase the Equipment for cash at an amount equal to its then fair market value less the aggregate Redelivery Charge paid by Lessee for such Equipment, provided, however, that if the aggregate Redelivery Charge for an item of Equipment exceeds its then fair market value, Lessor shall convey such Equipment to Lessee at no cost but shall not be accountable for such excess Redelivery Charge. For purposes of the foregoing sentence, a "unit" of Equipment shall mean a compatible operating system of Equipment components, e.g., a forklift truck, two batteries and one battery charger. Lessee agrees to provide Lessor written notice of its decision to return the Equipment or renew the Rental Schedule not less than 120 days prior to the Expiration Date. If Lessee fails to give Lessor 120 days written notice, the Lease Term may, at Lessor's option, be extended and continue until 120 days from the date Lessor receives written notice of Lessee's decision to return the Equipment or renew the Rental Schedule. Fair market value, fair rental value and useful life will be determined by agreement of Lessor and Lessee, or if the parties cannot agree, by an independent equipment appraiser selected by Lessor and reasonably acceptable to Lessee. The cost of an appraisal will be shared equally by Lessor and Lessee. At the expiration of the Lease Term or any extension or renewal thereof, Lessee will promptly assemble the Equipment (including operating manuals, maintenance logs and related materials, if any, in Lessee's possession) and make it available to Lessor at a single accessible site at each Equipment location identified on the Rental Schedule. In consideration of the payment by Lessee of the Redelivery Charge identified on the Rental Schedule, Lessor will, if required, disassemble, pack, and crate the Equipment and accept redelivery of the Equipment and remove the same from Lessee's premises within fourteen (14) business days after the Equipment is made available to Lessor. The Equipment will be returned in good and efficient operating condition and appearance, reasonable wear and tear excepted, and eligible for manufacturer's maintenance, if available, free of all Lessee's markings and free of all liens and encumbrances other than those created by Lessor or arising out of claims against Lessor and not related to the lease of the Equipment to Lessee. Lessor may, but is not required to, inspect the Equipment prior to its return. If, upon inspection, Lessor determines that the condition of any item of Equipment does not conform to the minimum requirements, Lessor will promptly notify Lessee of such determination, specifying the repairs or refurbishments needed to place the Equipment in the minimum acceptable condition. Lessor may, at its option, either require Lessee to effect such repairs or itself effect such repairs. Lessor may re-inspect the Equipment and require further repairs as often as necessary until the Equipment is placed in acceptable condition. In either case, all costs will be paid by Lessee. The Rental Schedule shall continue in full force and effect and Lessee shall continue to pay Basic Rent through and including the date on which the Equipment is accepted for return by Lessor.

12.   LESSEE'S REPRESENTATIONS AND WARRANTIES.

      Lessee represents, warrants and certifies as of the date of execution and delivery of each Rental Schedule as follows:
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(a)   Lessee is duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power to enter into and to pay and perform its obligations under the Rental Schedule and this Master Lease Agreement as incorporated therein by reference, and is duly qualified and in good standing in all other jurisdictions where its failure to so qualify would adversely affect the conduct of its business or the performance of its obligations under or the enforceablility of the Rental Schedule;

(b) the Rental Schedule, this Master Lease Agreement and all related documents have been duly authorized, executed and delivered by Lessee, are enforceable against Lessee in accordance with their terms and do not and will not contravene any provisions of or constitute a default under Lessee's organizational documents or its By Laws, any agreement to which it is a party or by which it or its property is bound, or any law, regulation or order of any governmental authority;

(c) Lessor's right, title and interest in and to the Rental Schedule, this Master Lease Agreement and the Equipment and the rentals therefrom will not be affected or impaired by the terms of any agreement or instrument by which Lessee or its property is bound;

(d) no approval of, or filing with, any governmental authority or other person is required in connection with Lessee's entering into or the payment or performance of its obligations under the Rental Schedule or this Master Lease Agreement as incorporated therein by reference;

(e) there are no suits or proceedings pending or threatened before any court or governmental agency against or affecting Lessee which, if decided adversely to Lessee, would materially adversely affect Lessee's business or financial condition or its ability to perform any of its obligations under the Rental Schedule or this Master Lease Agreement as incorporated therein by reference; and

(f) there has been no material adverse change to Lessee's financial condition since the date of its most recent audited financial statement.

13.   EVENTS OF DEFAULT. LESSOR'S REMEDIES ON DEFAULT.

      Each of the following events constitutes an Event of Default:

      (a) default in the payment of any amount when due under the Rental Schedule continuing for a period of ten days;

      (b) default in the observance or performance of any other covenant, condition or agreement to be observed or performed by Lessee under the Rental Schedule and this Master Lease Agreement as incorporated therein by reference, continuing for more than 30 days after written notice thereof, unless Lessee shall be diligently proceeding to cure such default and such default does not subject the Equipment to forfeiture, in which event, Lessee shall have 60 days from the date of notice in which to cure such default;
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      (c) any representation or warranty made by Lessee herein or in the Rental
      Schedule or this Master Lease Agreement as incorporated therein by reference or in any document or certificate furnished in connection herewith shall at any time prove to have been incorrect when made;

      (d) any attempt by Lessee, without Lessor's prior written consent, to assign the Rental Schedule, to make any unauthorized sublease of the Equipment or to transfer possession of the Equipment;

      (e) Lessee or, if Lessee's obligations are guaranteed by any other party, any Guarantor (A) ceases doing business as a going concern; (B) makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they mature or generally fails to pay its debts as they become due; (C) initiates any voluntary bankruptcy or insolvency proceeding; (D) fails to obtain the discharge of any bankruptcy or insolvency proceeding initiated against it by others within 60 days of the date such proceedings were initiated; (E) requests or consents to the appointment of a trustee or receiver; or (F) a trustee or receiver is appointed for Lessee or any Guarantor or for a substantial part of Lessee's or any Guarantor's property; or

      (f) Lessee shall not return the Equipment or shall not return the Equipment in the required condition at the expiration of the Rental Schedule or any extension or renewal thereof.

Upon the occurrence of an Event of Default, Lessor may, without notice to Lessee, declare the applicable Rental Schedule in default and may exercise any of the following remedies:

I.    at Lessor's option, and in its sole discretion either:

      (a) declare all Basic Rent and other sums due or to become due under the Rental Schedule immediately due and payable, and sue to enforce the payment thereof; or

      (b) receive from Lessee (and sue to enforce the payment thereof), as liquidated damages for loss of the bargain and not as a penalty, and in addition to all accrued and unpaid Basic Rent and other sums due under the Rental Schedule, an amount equal to the greater of (A) the Casualty Value set forth on the Rental Schedule calculated after the last payment of Basic Rent actually received by Lessor or (B) the fair market value of the Equipment as of the date of default determined by an appraiser selected by Lessor;

plus, in either case, interest thereon at the Late Payment Charge rate from the date of default until the date of payment, and, after receipt in good funds of the sums described above, Lessor will, if it has not already done so, terminate the Rental Schedule and, at its option, either pay over to Lessee as, when and if received, any net proceeds (after all costs and expenses) from any disposition of the Equipment, or convey to Lessee all of its right, title and interest in and to the Equipment, as is, where is and with all faults, without recourse and without warranty; and

II.   without regard to whether Lessor has elected either option in subsection
      I. above, Lessor may
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      (a) proceed by appropriate court action either at law or in equity to enforce performance by Lessee of the covenants and terms of the Rental Schedule and to recover damages for the breach thereof; and

      (b) terminate the Rental Schedule by written notice to Lessee, whereupon all right of Lessee to use the Equipment will immediately cease and Lessee will forthwith return the Equipment to Lessor in accordance with the provisions hereof; and

      (c) repossess the Equipment and without notice to Lessee, dispose of it by private or public, cash or credit sale or by lease to a different lessee, in all events free and clear of any rights of Lessee, and for this purpose Lessee hereby grants to Lessor and its agents the right to enter upon the premises where the Equipment is located and to remove the Equipment therefrom and Lessee agrees not to interfere with the peaceful repossession of the Equipment; and

      (d) recover from Lessee all costs and expenses arising out of Lessee's default, including, without limitation, expenses of repossession, storage, appraisal, repair, reconditioning and disposition of the Equipment and reasonable attorneys' fees and expenses.

Lessor's remedies are, except as indicated herein, cumulative and not exclusive, and are in addition to all remedies at law or in equity. No failure by Lessor to declare a default shall constitute a waiver of such default or restrict Lessor's ability to declare a default at a later date.

14.   ASSIGNMENT BY LESSOR.

      Lessor may at any time and from time to time sell, transfer or grant liens on the Equipment, and assign, as collateral security or otherwise, its rights in the Rental Schedule and this Master Lease Agreement as incorporated therein by reference, in each case subject and subordinate to Lessee's rights thereunder, without notice to or consent by Lessee except as set forth below. Lessor may sell and transfer its rights in the Rental Schedule and this Master Lease Agreement as incorporated therein by reference to any affiliate, subsidiary or parent company of Lessor or to any limited partnership or other entity sponsored and managed by Lessor without the consent of Lessee, provided that Lessor shall remain primarily liable for the performance of Lessor's duties and obligations hereunder and thereunder. Any other sale and transfer by Lessor hereunder (except in connection with financing of its purchase of the Equipment described below) shall be subject to lessee's prior written consent, which shall not be unreasonably withheld or delayed. Lessee acknowledges that Lessor may assign the Rental Schedule to a Lender in connection with the financing of its purchase of the Equipment and agrees, in the event of such assignment, to execute and deliver a Rent Assignment Letter acknowledging that the Lender has (and may exercise either in its own name or in the name of Lessor) all of the rights, privileges and remedies, but none of the obligations, of Lessor under the Rental Schedule; waiving for the benefit of the Lender (but not Lessor) any defense, counterclaim, set-off, abatement, reduction or recoupment that Lessee may have against Lessor; and agreeing to make all payments of Basic Rent and other sums due under the Rental Schedule to the Lender or as the Lender may direct. Lessee also agrees to deliver opinions of counsel, insurance certificates and such other documents as Lessor may reasonably request for the benefit of the Lender in connection with the collateral assignment of the Rental Schedule.

15.   EARLY TERMINATION AND PURCHASE OPTION.

      Notwithstanding anything contained herein to the contrary, Lessee shall have the option, exercisable upon sixty (60) days' prior written notice to Lessor, to terminate a Rental Schedule with respect to any or all items of Equipment leased thereunder and purchase all of the Equipment so terminated on any Rent Payment Date during the Primary Term of the Rental Schedule, provided that Lessor shall have received, in good funds on such Rent Payment Date, an amount equal to the applicable Termination Value indicated on the Termination by Sale Table appended to the Rental Schedule plus all other sums then due and payable by Lessee under the Rental Schedule with respect to the Equipment so terminated. Upon receipt of such amounts, Lessor shall promptly convey (or arrange such conveyance by any assignee of Lessor) of all of Lessor's or such assignee's right, title and interest in and to the terminated Equipment, free and clear of all liens and encumbrances created by, through or under Lessor and such assignee, if any, but otherwise on an as-is, where-is basis, with all faults. The Rental Schedule shall continue in full force and effect, on a pro rata basis according to original Equipment cost, with respect to Equipment not purchased by Lessee under a partially terminated Rental Schedule.

16.   NOTICE. GOVERNING LAW. EXECUTION IN COUNTERPARTS.

      All notices required hereunder shall be effective upon receipt writing delivered by hand or by other receipt-acknowledged method of at the address first above written. This Master Lease Agreement and Rental Schedule shall be governed by and construed in accordance with of the State of Michigan. This Master Lease Agreement and the Rental may be executed in multiple counterparts all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Master Lease Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.


AMERICAN FINANCE GROUP                  GENERAL MOTORS CORPORATION


By: /s/ [ILLEGIBLE]                     By: /s/ Glenn C. Schwartz
    -----------------------------           -------------------------------

Title: Manager, Lease Financing         Title: Director - Purchasing
       --------------------------              ----------------------------

Date: May 15, 1990                      Date: May 14, 1990
      ---------------------------             -----------------------------

                           Rental Schedule No. A-1RN1A
                                 Amendment No. 1
                                   Page 1 of 2
                                  July 31, 1996

Equis Financial Group
98 North Washington Street
Boston, MA 02114

Rental Schedule No. A-1 dated July 1, 1990 by and between American Income Fund I-A, as managed by Equis Financial Group with remittance to be made to Equis Financial Group, ("Lessor") and General Motors Corporation ("Lessee") is hereby amended as follows:

Equis Financial Group will manage this Rental Schedule and the assets assigned hereunder. All payments are to be remitted to the following address: Equis Financial Group, P0 Box 360178, Pittsburgh, PA 15251.

The Purchase Order Number assigned to this Rental Schedule by General Motors is:
O1B00617.

Effective January 1, 1996 Lessee elects to extend the lease of the equipment listed on the attached Schedule B for an additional twelve (12) months at a Monthly Rental Charge of $2,448.68. The Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to fifty percent of the original equipment cost for each item of equipment.

Except as provided for in this Amendment No. 1, all other terms and conditions heretofore in effect remain unchanged. In the event of a conflict between the terms and conditions of this Lease and this Amendment, the terms and conditions of this Amendment shall prevail.


GENERAL MOTORS CORPORATION                   AMERICAN INCOME FUND I-A,
SERVICE PARTS OPERATIONS                     a Massachusetts Limited Partnership
                                             By: AFG Leasing VI Incorporated
                                             Title: General Partner


By: /s/ Eileen Gurko                         By: /s/ Gail Ofgant
    --------------------                         --------------------

Name: Eileen Gurko                           Name: Gail Ofgant
      ------------------                           ------------------

Title: Buyer WWP                             Title: VP & Auth Signer
       -----------------                            -----------------

Date: 8/7/96                                 Date: 8/8/96
      ------------------                           ------------------

Counterpart No. 1 of 2 manually serial number executed counterparts. To the extent that this Rental Schedule No. A-1RN1A constitutes chattel paper under the Uniform Commercial Code, no security interest in this Lease may be created through the transfer and possession of any Counterpart other than Counterpart No. 1.

LLR41D-01                  EQUIS FINANCIAL GROUP      8/01/96   20:05:24  PAGE 1

                        Schedule B Equipment Description

           RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMBER: A-1RN1A

LESSEE: GENERAL MOTORS CORPORATION

LESSOR: AMERICAN FINANCE GROUP, INC.

                                                                                                    Acceptance
Equipment Cost        Serial Number  Year Manufacturer         Model             Type               Date
----------------------------------------------------------------------------------------------------------------------
          87,231.00   1A102145             CROWN               40TSTF-291        FORKLIFT           1/01/1996
          87,231.00   1A102203             CROWN               40TSTF-291        FORKLIFT           1/01/1996
             775.00   1A102145             CROWN                                 SOFTWARE KIT       1/01/1996
             775.00   1A102203             CROWN                                 SOFTWARE KIT       1/01/1996
-------------------
         176,012.00   Total for Location 4400 W MOUNT HOPE RD      LANSING                 MI 48917

-------------------
-------------------
         176,012.00   Total Equipment Cost

                           Rental Schedule No. A-1RN1B
                                 Amendment No. 1
                                   Page 1 of 2
                                  July 31, 1996

Equis Financial Group
98 North Washington Street
Boston, MA 02114

Rental Schedule No. A-1 dated July 1, 1990 by and between American Income Fund I-A, as managed by Equis Financial Group with remittance to be made to Equis Financial Group, ("Lessor") and General Motors Corporation ("Lessee") is hereby amended as follows:

Equis Financial Group will manage this Rental Schedule and the assets assigned hereunder. All payments are to be remitted to the following address: Equis Financial Group, P0 Box 360178, Pittsburgh, PA 15251.

The Purchase Order Number assigned to this Rental Schedule by General Motors is:
O1B00617.

Effective January 1, 1996 Lessee elects to extend the lease of the equipment listed on the attached Schedule B for an additional twenty-four (24) months at a Monthly Rental Charge of $933.55. The Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to fifty percent of the original equipment cost for each item of equipment.

Except as provided for in this Amendment No. 1, all other terms and conditions heretofore in effect remain unchanged. In the event of a conflict between the terms and conditions of this Lease and this Amendment, the terms and conditions of this Amendment shall prevail.


GENERAL MOTORS CORPORATION                   AMERICAN INCOME FUND I-A,
SERVICE PARTS OPERATIONS                     a Massachusetts Limited Partnership
                                             By: AFG Leasing VI Incorporated
                                             Title: General Partner


By: /s/ Eileen Gurko                         By: /s/ Gail Ofgant
    --------------------                         --------------------

Name: Eileen Gurko                           Name: Gail Ofgant
      ------------------                           ------------------

Title: Buyer WWP                             Title: VP & Auth Signer
       -----------------                            -----------------

Date: 8/7/96                                 Date: 8/8/96
      ------------------                           ------------------

Counterpart No. of 1 of 2 manually serial number executed counterparts. To the extent that this Rental Schedule No. A-1RN1B constitutes chattel paper under the Uniform Commercial Code, no security interest in this Lease may be created through the transfer and possession of any Counterpart other than Counterpart No. 1.

LLR41D-01                  EQUIS FINANCIAL GROUP      8/01/96   20:05:29  PAGE 1

                        Schedule B Equipment Description

           RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMBER: A-1RN1B

LESSEE: GENERAL MOTORS CORPORATION

LESSOR: AMERICAN FINANCE GROUP, INC.

                                                                                                    Acceptance
Equipment Cost        Serial Number  Year Manufacturer         Model             Type               Date
----------------------------------------------------------------------------------------------------------------------
          87,231.00   1A102228             CROWN               40TSTF-291        FORKLIFT           1/01/1996
-------------------
          87,231.00   Total for Location 1251 JOSLYN RD          PONTIAC              MI 48053

-------------------
-------------------
          87,231.00   Total Equipment Cost